UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2018

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2018, CareDx, Inc. (the “Company”) appointed Reginald Seeto, MBBS, as the Company’s President and Chief Business Officer, effective November 26, 2018. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Dr. Seeto. Dr. Seeto will report to Dr. Peter Maag, the Company’s Chief Executive Officer.

Dr. Seeto served as the Chief Operating Officer of Ardelyx, Inc., a specialized biopharmaceutical company, from October 2016 through mid-November 2018. From April 2008 until October 2016, Dr. Seeto held various positions of increasing responsibility at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc, and at AstraZeneca, most recently serving as vice president, head of partnering and strategy for AstraZeneca. Earlier, he served as company president of AstraZeneca Thailand and before that, as executive vice president of corporate development and strategy for MedImmune. Prior to joining AstraZeneca/MedImmune, Dr. Seeto held senior marketing roles at Organon Biosciences, which was acquired by Schering Plough in 2007, and Boehringer Ingelheim Pharmaceuticals. Earlier, Dr. Seeto served as an engagement manager for McKinsey & Company and started his career as a practicing medical doctor and clinical researcher in Australia. Dr. Seeto earned both his B.S. and MBBS in medical studies from the University of Sydney, Australia.

On November 16, 2018, the Company entered into an offer letter with Dr. Seeto (the “Offer Letter”). Pursuant to the Offer Letter, Dr. Seeto’s annualized salary will be $400,000 and he will have an annual performance bonus with a target of 70% of his base salary. Dr. Seeto’s employment will be on an “at will” basis. Additionally, the Company granted Dr. Seeto an option to purchase 100,000 shares of the Company’s Common Stock (the “Option”) and 50,000 restricted stock units (the “RSUs”) under the Company’s 2014 Equity Incentive Plan. The Option will vest, subject to Dr. Seeto’s continued employment with the Company, 1/4th on the one year anniversary of Dr. Seeto’s start date, and 1/48th of the total number of shares subject to the Option will vest at the end of each calendar month thereafter. The RSUs will vest at a rate of 25% per year on each one-year anniversary from Dr. Seeto’s start date. The Company also entered into the Company’s standard change of control agreement and indemnification agreement with Dr. Seeto, in the forms filed by the Company as exhibits to the Registration Statement on Form S-1 filed on June 3, 2014.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On November 26, 2018, the Company issued a press release announcing the appointment of Dr. Seeto as the Company’s President and Chief Business Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Offer Letter, dated November 16, 2018, between CareDx, Inc. and Reginald Seeto, MBBS.

99.1	Press Release, dated November 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDX, INC.

Date: November 26, 2018	By:	/s/ Michael Bell
Michael Bell
Chief Financial Officer